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                                                                    Exhibit 3.33

                                   REGULATIONS
                                       OF
                            MERITAGE HOLDINGS, L.L.C.
                        A TEXAS LIMITED LIABILITY COMPANY

         These Regulations of Meritage Holdings, L.L.C. ("Regulations"), dated as of September 1, 2001, are adopted and entered into by Legacy/Monterey Homes, L.P., an Arizona limited partnership, as the sole Member of Meritage Holdings, L.L.C., a Texas limited liability company formed and existing pursuant to its Articles of Organization.

                                    ARTICLE I
                                   DEFINITIONS

         1.1 DEFINITIONS. As used in these Regulations, the following terms have the following meanings:

         "Act" means the Texas Limited Liability Company Act and any successor statute, as amended from time to time.

         "Affiliate" means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

         "Capital Contribution" means any contribution by a Member to the capital of the Company.

         "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

         "Company" means Meritage Holdings, L.L.C., a Texas limited liability company.

         "Member" means any Person executing these Regulations as of the date of these Regulations as a member or hereafter admitted to the Company as a member, but does not include any Person who has ceased to be a member of the Company.

         "Membership Interest" means the interest of a Member in the Company, including rights to distributions (liquidating or otherwise) and allocations.

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         "Person" means an individual or a corporation, limited liability company, partnership, trust, estate, unincorporated organization, association, or other entity.

         "TBCA" means the Texas Business Corporation Act and any successor statute, as amended from time to time.

Other terms defined herein have the meanings so given them.

         1.2 CONSTRUCTION. Whenever the context requires, the gender of all words used in these Regulations includes the masculine, feminine, and neuter. Unless the context makes clear to the contrary, all references to an "Article" or a "Section" refer to articles and sections of these Regulations, and all references to an "Exhibit" is to an Exhibit hereto, each of which is made a part hereof for all purposes. With respect to any matter or thing, "including" or "includes" means including, but not limited to, such matter or thing. "Herein," "hereof," and words of similar import refer to these Regulations and not to any particular section or subdivision of these Regulations.

                                   ARTICLE II
                                  ORGANIZATION

         2.1 FORMATION. The Company has been organized as a Texas limited liability company by the filing of Articles of Organization (the "Articles") under and pursuant to the Act.

         2.2 NAME. The name of the Company is "Meritage Holdings, L.L.C.," and all Company business must be conducted in that name or such other names that comply with applicable law as the Member may select from time to time.

         2.3 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE IN THE UNITED STATES; OTHER OFFICES. The registered office of the Company required by the Act to be maintained in the State of Texas shall be the office of the initial registered agent named in the Articles or such other office as the Member may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Texas shall be the initial registered agent named in the Articles or such other Person or Persons as the Member may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Member may designate from time to time, which need not be in the State of Texas, and the Company shall maintain records there as required by Article 2.22 of the Act and shall keep the street address of such principal office at the registered office of the Company in the State of Texas. The Company may have such other offices as the Member may designate from time to time.

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         2.4      PURPOSES. The purpose of the Company is to transact any and all lawful business for which limited liability companies may be organized under the Act and to do all things necessary or incidental thereto to the fullest extent permitted by law.

         2.5 REGULATIONS. These Regulations shall be the sole regulations governing the conduct of the Company.

         2.6 FOREIGN QUALIFICATION. Before the Company conducts business in any jurisdiction other than the State of Texas, the Member shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Member, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. The Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with these Regulations that are necessary or appropriate to qualify, continue, and (if continuing the foreign qualification is no longer necessary) terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business or cease to conduct business.

         2.7 TERM. The Company commenced on the date of filing of the Articles with the Secretary of State of Texas and shall continue in existence until such time as the Articles or these Regulations may specify.

         2.8 MERGERS AND EXCHANGES. The Company may be a party to a merger, consolidation, conversion, or other reorganization of the types permitted by the Act.

                                  ARTICLE III
                                  MEMBERSHIP

         3.1 MEMBER. The sole Member of the Company is Legacy/Monterey Homes, L.P., an Arizona limited partnership, who is admitted to the Company as a Member effective contemporaneously with the execution by such Person of these Regulations.

         3.2 LIABILITY TO THIRD PARTIES. No Member shall be liable for the debts, obligations, or liabilities of the Company (whether arising in contract, tort, or otherwise), including under a judgment, decree, or order of a court or arbitrator. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers under these Regulations or the Act shall not be grounds for imposing personal liability on the Member for the debts, obligations, or liabilities of the Company.

         3.3 RELIANCE. The Member shall be entitled to rely on the provisions of these Regulations, and the Member shall not be liable for any action or refusal to act taken in good faith and in reliance on the terms of these Regulations.

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                                   ARTICLE IV
                      CAPITAL CONTRIBUTIONS; DISTRIBUTIONS

         4.1 INITIAL CONTRIBUTION. Contemporaneously with the execution by the Member of these Regulations, the Member shall make the Capital Contribution described in Exhibit A. No interest shall accrue on any contribution, and the Member shall not have the right to withdraw or be repaid any contribution, except as provided in these Regulations.

         4.2 SUBSEQUENT CONTRIBUTIONS. Additional Capital Contributions may be made by the Member at its discretion.

         4.3 DISTRIBUTIONS. The Company may make such distributions as are determined by the Member from time to time in its discretion. No distribution shall be made unless, after the distribution, the fair value of the assets of the Company (except property that is subject to a liability for which recourse of creditors is limited shall be included only to the extent that the fair value of that property exceeds that liability) exceeds the liabilities of the Company (other than liabilities to the Member with respect to its interest and liabilities for which the recourse of creditors is limited to specific property of the Company).

                                   ARTICLE V
                              MANAGEMENT BY MEMBER

         5.1 GENERALLY. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed by or under the direction of, the Member. The acts of the Member shall be binding on the Company. Any Person dealing with the Company may rely on the authority of the Member in taking any action in the name of the Company without inquiry into the provisions of these Regulations or compliance herewith, regardless of whether that action is actually taken in accordance with the provisions of these Regulations and regardless of whether such action is for the purpose of apparently carrying on in the usual way the business and affairs of the Company. The Member shall not be personally liable for any of the debts, obligations, liabilities, or contracts of the Company by virtue of managing the Company's business, nor shall the Member be required to contribute or lend any funds to the Company other than any contribution otherwise required of it as a Member.

         5.2      OFFICERS AND AGENTS.

                  (a) GENERALLY. The Member may, from time to time, designate one or more Persons to be officers of the Company. No officer need be a resident of the State of Texas or a

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Member. Any officers so designated shall have such authority and perform such duties as the Member may, from time to time, delegate to them. The Member may assign titles to particular officers. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the TBCA, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the Member. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Member and shall be reasonable with respect to the services rendered.

                  (b) RESIGNATION; REMOVAL. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Member whenever in his judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Member.

                  (c) PRESIDENT. The President shall be the Chief Executive Officer of the Company and, subject to the provisions of these Regulations, shall have general supervision of the affairs of the Company and shall have general and active control of all its business. He shall preside, when present, at all meetings of the Members. He shall see that all orders and resolutions of the Members are carried into effect. He shall have general authority to execute bonds, deeds and contracts in the name of the Company and affix the Company seal thereto; to cause the employment or appointment of such employees and agents of the Company as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Regulations; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these Regulations.

                  (d) VICE PRESIDENTS. In the absence of the President or in the event of his inability or refusal to act, the Vice President, if any (or in the event there be more than one, the Vice Presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Member, the Chief Executive Officer or the Chief Operating Officer may from time to time prescribe. The Vice President in

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charge of finance, if any, shall also perform the duties and assume the responsibilities described in this Article for the Treasurer, and shall report directly to the Chief Executive Officer of the Company.

                  (e) SECRETARY. The Secretary shall attend and record minutes of the proceedings of all meetings of the Members. He shall file the records of such meetings in one or more books to be kept by him for that purpose. Unless the Company has appointed a transfer agent or other agent to keep such a record, the Secretary shall also keep at the Company's registered office or principal place of business a record of the original issuance of Membership Interests issued by the Company and a record of each transfer of those Membership Interests that have been presented to the Company for registration of transfer. Such records shall contain the names and addresses of all past and current Members of the Company and the Membership Interests held by each of them. He shall have custody of the company seal of the Company, if any, and he shall have authority to affix the same to any instrument requiring it. The Member may give general authority to any other officer to affix the seal of the Company, if any, and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers and records of the Company except those for which some other officer or agent is properly accountable. He shall have authority to sign Membership Interest certificates, if any, and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

                  (f) TREASURER. The Treasurer, if any, shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Member or the Chief Executive Officer. He shall disburse the funds of the Company as may be ordered by the Member, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Member, at its regular meetings, or when the Member so requires, an account of all his transactions as Treasurer and of the financial condition of the Company. If required by the Member, he shall give the Company a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Member for the faithful performance of the duties of his office and for the restoration of the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

         5.3 CONFLICTS OF INTEREST. The Member at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, whether or not such business ventures are in competition with the Company or relate to a business opportunity that might be beneficial to the Company, with no obligation to offer to the Company the right to participate in any such ventures not in competition with the Company. The Company may transact business with the Member or any Affiliate of the Member, including borrowing from or lending to the Member or any such other Person, without regard to whether the terms of any such transaction is less favorable to the

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Company than those that the Company could obtain from any Person or Persons who or which are not Affiliated with the Company or the Member.

         5.4 DUTIES OF MEMBER. The Member shall not be liable to the Company for any act or omission in the Member's capacity as Member or as the manager of the Company's business, even if the act or omission furthers the Member's own interest. In discharging its duties, the Member shall be fully protected in relying in good faith upon the records required to be maintained under Article 2.22 of the Act and upon such information, opinions, reports, or statements by any of its agents, or by any other Person as to matters the Member reasonably believes are within such other Person's professional or expert competence and who or which has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports, or statements as to the value and amount of the assets, liabilities, profits, or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to the Member might be properly paid. Any repeal or amendment of this Section, or adoption of any other provision of the Articles or these Regulations inconsistent with this Section, shall be prospective only and shall not adversely affect any limitation on the liability to the Company of the Member existing at the time of such repeal or amendment or adoption of an inconsistent provision.

         5.5 LIMITATIONS OF ARTICLES. The Member shall not cause or permit the Company to take any action that would violate any provision of the Articles.

         5.6 PAYMENT OF EXPENSES AND COMPENSATION. The Company shall reimburse the Member for any fees and costs and out-of-pocket expenditures advanced by it relating to the formation of the Company and the preparation of the Articles, these Regulations, and associated documentation. Thereafter, all reasonable expenditures of the Company and the Member, with respect to the Member's duties and obligations contemplated by these Regulations, shall be paid by the Company. The Member shall be entitled to reasonable compensation for services rendered on behalf of the Company, in an amount to be determined from time to time by the Member.

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 RIGHT TO INDEMNIFICATION. The Company shall indemnify the Member against any and all liability and reasonable expense that may be incurred by or in connection with or resulting from (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (collectively, a "Proceeding"), (b) an appeal in such a Proceeding, or (c) any inquiry or investigation that could lead to such a Proceeding, all to the full extent permitted by applicable law. Upon a determination by the Member to do so, the Company may indemnify Persons who are or were an officer or agent of the Company both in their capacities as such and, if serving at the request of the Company as a director, manager, officer, trustee, employee, agent or similar functionary (collectively, along with officers and

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agents of the Company, such Persons being referred to herein as "Company
Functionaries") of another foreign or domestic corporation, limited liability company, trust, partnership, joint venture, sole proprietorship, employee benefit plan, or other enterprise, in each of those capacities, against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from (a) any Proceeding, (b) an appeal in such a Proceeding, or (c) any inquiry or investigation that could lead to such a Proceeding, all to the full extent permitted by applicable law. The Company will pay or reimburse to the Member, and upon a determination by the Member to do so the Company may pay or reimburse to all Persons who are or were an officer, employee, or agent of the Company, in advance of the final disposition of the Proceeding, all reasonable expenses incurred by such Person who was, is or is threatened to be made a named defendant or respondent in a Proceeding to the full extent permitted by applicable law. The rights provided for in this Article VI shall be in addition to all rights to which any Company Functionary may be entitled under any agreement or determination of the Member or as a matter of law or otherwise.

         6.2 INSURANCE. The Company may purchase or maintain insurance on behalf of any Company Functionary against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a Company Functionary, whether or not the Company would have the power to indemnify him against the liability under the Act or these Regulations; provided, however, that if the insurance or other arrangement is with a Person that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the Member. Without limiting the power of the Company to procure or maintain any kind of insurance or arrangement, the Company may, for the benefit of persons indemnified by the Company, (a) create a trust fund, (b) establish any form of self-insurance, (c) secure its indemnification obligation by grant of any security interest or other lien on the assets of the Company, or (d) establish a letter of credit, guaranty, or surety arrangement. Any such insurance or other arrangement may be procured, maintained, or established within the Company or its Affiliates or with any insurer or other Person deemed appropriate by the Member, regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Company. In the absence of fraud, the judgment of the Member as to the terms and conditions of such insurance or other arrangement and the identity of the insurer or other Person participating in an arrangement shall be conclusive, and the insurance or arrangement shall not be voidable and shall not subject the Member approving the insurance or arrangement to liability, on any ground, regardless of whether the Member participating in approving such insurance or other arrangement shall be beneficiaries thereof.

         6.3 SAVINGS CLAUSE. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this Article VI as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative,

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or investigative to the full extent permitted by any applicable portion of this
Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                  ARTICLE VII
            TRANSFERS OF MEMBERSHIP INTEREST AND ADMISSION OF MEMBERS

         7.1 DISPOSITION. The Membership Interest is transferable (in whole or in part), either voluntarily or by operation of law, by sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or otherwise, whether or not for consideration and whether absolutely or as security or encumbrance. Upon the transfer of the Membership Interest (in whole or in part), the transferee shall be admitted as a Member upon consent of the transferring Member at the time the transfer is completed.

         7.2 ADMISSION OF ADDITIONAL MEMBERS. The Member may admit one or more additional Members and determine the amount of Capital Contribution(s) and the Membership Interest to be held by each new Member. Upon admission of any new Member, these Regulations shall be amended and restated as shall be agreed by the remaining Member and the new Member or Members so admitted, and shall provide (among other things) for allocations and distributions of profits and losses between the Members, voting, and other matters deemed appropriate by the Members.

                                  ARTICLE VIII
                                      TAXES

         8.1 DISREGARD OF ENTITY. Pursuant to Treasury Regulation Section 301.7701-2(a) of the Code, the Company shall be disregarded for federal income tax purposes because it has a single Member, and shall be treated as a division of the Member.

         8.2 TAX RETURNS. The Member shall cause to be prepared and filed any necessary federal and state income tax returns for the Company, including reporting the elections described in Section 8.3.

         8.3 TAX ELECTIONS. The Company shall make the following elections on the appropriate tax returns:

                  (a) to elect to amortize the organizational expenses of the Company and the startup expenditures of the Company ratably over a period of sixty (60) months as permitted under Section 195 of the Code; and

                  (b) any other election, including whether the Company shall adopt a cash or accrual method of tax accounting, as the Member may deem appropriate.

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                                   ARTICLE IX
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

         9.1 MAINTENANCE OF BOOKS. The Member shall cause the Company to keep books and records of account and shall keep records of the formal resolutions of the Member. The books of account for the Company shall be maintained on a cash or accrual basis (as determined by the Member) in accordance with the terms of these Regulations. The calendar year (or such other year as may be determined by the Member from time to time) shall be the accounting year of the Company.

         9.2 ACCOUNTS. The Member shall establish and maintain one or more separate financial institution and/or investment accounts and arrangements for Company funds in the Company name and with financial institutions and firms that the Member may determine. The Member may not commingle the Company's funds with the funds of the Member; however, Company funds may be invested in a manner the same as or similar to the Member's investment of its own funds or investments by its Affiliates.

                                   ARTICLE X
                    DISSOLUTION, LIQUIDATION, AND TERMINATION

         10.1 DISSOLUTION. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

                  (a)      the election of the Member to do so; or

                  (b) the entry of a decree of judicial dissolution of the Company under Article 6.02 of the Act.

The Company shall not dissolve, in the absence of the Member's election to do so or a judicial order of dissolution, because of the Member's dissolution or bankruptcy, because of the transfer of all or any part of the Membership Interest to any other Person or Persons, or because of the Member's ceasing to be a Member upon or after the transfer of all or any part of the Membership Interest.

         10.2 LIQUIDATION AND TERMINATION. On dissolution of the Company, the Member shall serve as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be a Company expense. Until final distribution, the liquidator shall continue to operate the Company assets subject to the provisions of these Regulations. The steps to be accomplished by the liquidator are as follows:

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                  (a)      as promptly as possible after dissolution and again
after final liquidation, the liquidator shall cause a proper accounting to be made of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

                  (b) the liquidator shall pay, satisfy, or discharge from Company funds all of the debts, liabilities, and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

                  (c) all remaining assets of the Company shall be distributed to the Member as follows:

                           (ii) the liquidator may sell any or all Company property; and

                           (iii) the net proceeds of sale of Company property and all Company property that has not been sold shall be distributed to the Member;

and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, ninety
(90) days after the date of the liquidation).

The distribution of cash and/or other property to a Member in accordance with the provisions of this Section 10.2 constitutes a complete distribution to the Member with respect to its Membership Interest and the Member's interest in the Company's property, and constitutes a compromise to which the Member has consented within the meaning of Article 5.02(D) of the Act.

         10.3 ARTICLES OF DISSOLUTION. On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Member (or such other Person or Persons as the Act may require or permit) shall file Articles of Dissolution with the Secretary of State of Texas, cancel any other filings made pursuant to Section 2.6, and take such other actions as may be necessary to terminate the Company.

                                   ARTICLE XI
                               GENERAL PROVISIONS

         11.1 OFFSET. Whenever the Company is obligated to pay any amount to the Member, any amounts that Member owes the Company may be deducted from that amount before payment.

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         11.2     ENTIRE AGREEMENT. These Regulations, including the Exhibits
(which are integral parts of these Regulations), constitute the entire governing regulations of the Company, and the entire agreement between the Member and the Company regarding the Company's governance, and supersede all prior governing regulations of the Company, whether oral or written.

         11.3 EFFECT OF WAIVER OR CONSENT. No waiver of any term or condition of these Regulations or consent to any breach or default hereof shall be enforceable unless it is in writing and signed by the Person against whom or which it is sought to be enforced. A waiver of or consent to any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a waiver of or consent to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any other Person or to declare any other Person in default of any obligations with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

         11.4 AMENDMENTS TO REGULATIONS OR ARTICLES. Except for amendments otherwise expressly contemplated herein, these Regulations may be amended or modified from time to time only by the Member. The Articles may be amended or modified from time to time only by the Member.

         11.5 BINDING EFFECT. These Regulations are binding on and inure to the benefit of the Member and its legal representatives, successors, and assigns.

         11.6 GOVERNING LAW; SEVERABILITY. THESE REGULATIONS ARE GOVERNED BY, AND SHALL BE ENFORCED UNDER AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS. If any provision of these Regulations or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of these Regulations and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law. In the event the Act is subsequently amended or interpreted in such a way to make any provision of these Regulations that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

         11.7 FURTHER ASSURANCES. In connection with these Regulations and the transactions contemplated hereby, the Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of these Regulations and those transactions.

         11.8 CREDITORS. None of the provisions of these Regulations shall be for the benefit of or enforceable by any creditor of the Company.

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         IN WITNESS WHEREOF, the Member has executed these Regulations as of the date first set forth above.

                                         LEGACY/MONTEREY HOMES, L.P.

                                         By: MTH-Texas GP, Inc.,
                                             its Sole General Partner

                                         By: /s/ Richard T. Morgan
                                            -----------------------------------
                                             Richard T. Morgan, Vice President

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                                    EXHIBIT A

                                                        INITIAL CAPITAL
   NAME OF MEMBER                                         CONTRIBUTION
   --------------                                         ------------
Legacy/Monterey Homes, L.P.                            1% General Partner
                                                       Interest in Legacy
                                                       Operating Company,
                                                       L.P., a Texas limited
                                                       partnership
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